UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2009 (April 20, 2009)

MEDIALINK WORLDWIDE INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	0-21989	52-1481284
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

708 THIRD AVENUE, NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 682-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 20, 2009, Medialink Worldwide Incorporated (the “Company”) received notice from the Nasdaq Stock Market that the Company’s stockholders’ equity of $2,181,000 as of December 31, 2008, was below the minimum requirement of $2,500,000 for continued listing on the Capital Market in accordance with Nasdaq Marketplace Rule 5550(b)(2).  Pursuant to Nasdaq Marketplace Rule 5810(c)(2)(C), the Company has 15 calendar days, or until May 5, 2009, to submit a plan to regain compliance.  Upon review of the Company’s plan to regain compliance, the Nasdaq Stock Market may either grant an extension of time of no longer than 105 days for the Company to regain compliance or issue a notice of delisting.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of business acquired

Not applicable

(b) Pro forma financial information

Not applicable

(c) Shell company transactions

Not applicable

(d) Exhibits

99.1 Press release of the Company dated April 24, 2009, entitled “Medialink Reports NASDAQ Notification.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medialink Worldwide Incorporated
Registrant

Date: April 24, 2009	By:	/s/ Kenneth Torosian
Kenneth Torosian
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated April 24, 2009, entitled “Medialink Reports NASDAQ Notification.”